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                                                                     Exhibit 3.1



           STATE OF DELAWARE
           SECRETARY OF STATE
         DIVISION OF CORPORATIONS
         FILED 09:00 AM 11/25/1996
           960345013 - 2687873



                            CERTIFICATE OF INCORPORATION

                                         OF

                       DICK'S CLOTHING & SPORTING GOODS, INC.


         The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

         1. The name of the corporation (hereinafter called the "Corporation") is Dick's Clothing & Sporting Goods, Inc.

         2. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware. This Corporation is not formed to engage in any act or activity for which approval by any state official, department, board, agency or other body is required.

         Without limiting in any manner the scope and generality of the foregoing, it is hereby provided that the Corporation shall have the following purposes, objects and powers:

              (a) To acquire by subscription, purchase or otherwise, to hold for investment or for resale; to sell, pledge, hypothecate and in all ways deal with stocks, shares, script, bonds, debentures, mortgages, notes, trust receipts, certificates of indebtedness, interim receipts and other obligations and securities of corporations, private, interest and dividends on its holding and the principal thereof when due. To do all things suitable and proper for the protection, conservation or enhancement of the value of stocks, shares, securities, evidences of indebtedness or other properties held by it, including the exercise of the right to vote therein, to bid upon and purchase at foreclosure or at other sales, whether public or private, real property and rights in interests therein of all kinds.

              (b) To purchase, acquire, hold and dispose of the stocks, shares, bonds and other evidences of indebtedness of any corporation, domestic or foreign, and issue in exchange therefor its shares, bonds or other obligations.

              (c) To engage in capital ventures and business enterprises of every kind and description, whether as a promoter, partner, member, or associate, or as a manger of other such enterprises.

              (d) To manage and to provide management for and supervise all or part of any and every kind of investment or business enterprise, and to contract or arrange with any


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corporation, association, partnership or individual for the management, conduct, operation and supervision of all kinds of investments and businesses.

              (e) To advertise, promote, merchandise and otherwise purvey the services authorized herein; to negotiate and contract with respect to furnishing of the same for or on behalf of any person, firm or corporation, domestic or foreign; to enter into and carry out agency or joint arrangements with other persons, firms or corporations engaged in like or similar activities; and generally to exploit the services and objects of the corporation by all lawful means.

              (f) To improve, manage, develop, sell, assign, transfer, lease, mortgage, pledge or otherwise dispose of or turn to account or deal with all or any part of the property of the Corporation and from time to time to vary any investment or employment of capital of the Corporation.

              (g) To borrow money, and to make and issue notes, bonds, debentures, obligations and evidences of indebtedness of all kinds, whether secured by mortgage, pledge or otherwise, without limit as to amount, and to secure the same by mortgage, pledge or otherwise; and generally to make and perform agreements and contracts of every kind and description.

              (h) To lend money for its corporate purposes, invest and reinvest its funds, and take, hold and deal with real and personal property as security for the payment of funds so loaned or invested.

              (i) To the same extent as natural persons might or could do, to purchase or otherwise acquire, and to hold, own, maintain, work, develop, sell, lease, exchange, hire, convey, mortgage or otherwise dispose of and deal in lands and leaseholds, and any interest, estate and rights in real property, and any personal or mixed property, and any franchises, rights, licenses or privileges necessary, convenient or appropriate for any of the purposes herein expressed.

              (j) To participate with others in any corporation, partnership, limited partnership, joint venture, or other association of any kind, or in any transaction, undertaking or arrangement which the participating corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others; and to be an incorporator, promoter or manager of other corporations of any type or kind.

              (k) To pay pensions and establish and carry out pension, profit sharing, stock option, stock purchase, stock, bonus, retirement, benefit, incentive and commission plans, trusts and provisions for any or all of its directors, officers and employees of its subsidiaries; and to provide insurance for its benefits on the life of any of its directors, officers or employees, or on the life of any stockholder for the purpose of acquiring at his death shares of its stock owned by such stockholders.














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              (l) To acquire by purchase, subscription or otherwise, and to hold for investment or otherwise and to use, sell, assign, transfer, mortgage, pledge or otherwise deal with or dispose of stocks, bonds or any other obligations or securities of any corporation or corporations; to merge or consolidate with any corporation in such manner as may be permitted by law; to aid in any manner as may be permitted by law; to aid in any manner any corporation whose stocks, bonds or other obligations are held or in any manner guaranteed by this Corporation, or in which this Corporation is in any way interested; and to do any other acts or things for the preservation, protection, improvement or enhancement of the value of any such stock, bonds or other obligations; and while owner of any such stock, bonds or other obligations to exercise all the rights, powers and privileges of ownership thereof, and to exercise any and all voting powers thereon; and to guarantee the payment of dividends upon any stock, the principal or interest or both, of any bonds or other obligations, and the performance of any contracts.

              (m) To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinbefore set forth, either alone or in association with other corporations, firms or individuals, and to do every other act or acts, thing or things incidental or appurtenant to or growing out of or connected with the aforesaid business or powers or any part or parts thereof under the laws of the State of New York now or hereafter applicable to the Corporation.

         The purposes and powers specified in the clauses contained in this
Article 2 shall, except when otherwise expressed in this Article 2, be in no wise limited or restricted by reference to, or inference from, the terms of any other clause of this or of any other article of this Certificate, but the purposes and powers specified in each of the clauses of this Article 2 shall be regarded as independent purposes and powers, and the specifications herein contained of particular power of the Corporation is not intended to be, and is not, in limitation of, but is in furtherance of, the power granted to corporations under the laws of the State of Delaware under and in pursuance of the provisions of which the Corporation is formed.

         3. The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 1013 Centre Road, City of Wilmington 19805, County of New Castle, and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

         4. Authorized Stock.

              (a) The aggregate number of shares which the Corporation shall have the authority to issue is 20,000,000 shares of Common Stock with a par value of one cent ($.01) per share; and 12,516,771 shares of Preferred Stock with a par value of one cent ($.01) per share, of which 1,062,095 shares shall be designated Series A Convertible Preferred Stock (the "Series A Preferred Stock"), 1,708,242 shall be designated as Series B Convertible Preferred Stock (the "Series B Preferred Stock"), 1,172,996 shall be designated as Series C Convertible Preferred Stock (the "Series C Preferred Stock"), 1,558,372 shall be designated as Series D Convertible


                                       -3-


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Preferred Stock (the "Series D Preferred Stock"), 4,407,260 shall be designated as Series E Convertible Preferred Stock (the "Series E Preferred Stock"), 1,509,400 shall be designated as Series F Convertible Preferred Stock (the "Series F Preferred Stock") and 1,098,406 designated as Series G Convertible Preferred Stock (the "Series G Convertible Preferred Stock"). For the purposes hereof, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Convertible Preferred Stock are sometimes hereinafter collectively referred to as the "Preferred Stock."

            (b) Intentionally Omitted

            (c) The voting powers, preferences and rights (and the qualifications, limitations, or restrictions thereof) of the Preferred Stock are as follows:

                 1. VOTING.

                    1A. GENERAL. Except as may be otherwise provided in these terms of the Preferred Stock or by law, the Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. Each share of Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of Preferred Stock is then convertible.

                    1B. BOARD SIZE. Subject to the provisions of paragraph 1C below, the Corporation shall not, without the written consent or affirmative vote of the holders of at least sixty-five percent (65%) in interest of the then outstanding shares of Series A Preferred Stock, Series C Preferred Stock and Series E Preferred Stock, in each case given in writing or by vote at a meeting, consenting or voting (as the case may be) together as one class, increase the maximum number of directors constituting the Board of Directors to a number in excess of nine.

                    1C. BOARD SEATS. (1) The holders of the Series A Preferred Stock, voting as a separate series, shall be entitled to elect two (2) directors of the Corporation. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of at least sixty six and two-thirds percent (66-2/3%) in interest of the then outstanding shares of Series A Preferred Stock shall constitute a quorum of the Series A Preferred Stock for the election of directors to be elected solely by the holders of the Series A Preferred Stock. A vacancy in any directorship elected by the holders of the Series A Preferred Stock shall be filled only by vote or written consent of sixty six and two thirds percent (66-2/3%) in interest of the holders of the Series A Preferred Stock.


                        (2) The holders of the Common Stock and Series B Preferred Stock, voting as one class and as a separate series, shall be entitled to elect two (2)


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directors of the Corporation. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of at least a majority in interest of the then outstanding shares of Common Stock and Series B Preferred Stock, voting as one class, shall constitute a quorum of the Common Stock and Series B Preferred Stock for the election of directors to be elected solely by the holders of the Common Stock and Series B Preferred Stock. A vacancy in any directorship elected by the holders of the Common Stock and Series B Preferred Stock shall be filled only by vote or written consent of a majority in interest of the holders of the Common Stock and Series B Preferred Stock voting as one class.

                 (3) The holders of the Series C Preferred Stock, voting as a separate series, shall be entitled to elect one (1) director of the Corporation. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of at least fifty five percent (55%) in interest of the then outstanding shares of Series C Preferred Stock shall constitute a quorum of the Series C Preferred Stock for the election of directors to be elected solely by the holders of the Series C Preferred Stock. A vacancy in any directorship elected by the holders of the Series C Preferred Stock shall be filled only by vote or written consent of fifty five percent (55%) in interest of the holders of the Series C Preferred Stock.

                 (4) The holders of the Series D Preferred Stock, voting as a separate series, shall not be entitled to elect any directors of the Corporation unless and until no Series C Preferred Stock is outstanding due to a redemption or other corporate transaction, at which time the holders of the Series D Preferred Stock, voting as a separate series, shall succeed to the right of the holders of the Series C Preferred Stock to elect one (1) director of the Corporation. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors at a time at which there is no Series C Preferred Stock outstanding, the presence in person or by proxy (or the written consent) of the holders of at least sixty six and two-thirds percent (66-2/3%) in interest of the then outstanding shares of Series D Preferred Stock shall constitute a quorum of the Series D Preferred Stock for the election of directors to be elected solely by the holders of the Series D Preferred Stock. A vacancy in any directorship elected by the holders of the Series D Preferred Stock shall be filled only by vote or written consent of sixty six and two-thirds percent (66-2/3%) in interest of the holders of the Series D Preferred Stock.

                 (5) The holders of the Series E Preferred Stock, voting as a separate series, shall be entitled to elect one (1) director of the Corporation. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of at least a majority in interest of the then outstanding shares of Series E Preferred Stock shall constitute a quorum of the Series E Preferred Stock for the election of directors to be elected solely by the holders of the Series E Preferred Stock. A vacancy in any directorship elected by the holders of the Series E Preferred



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Stock shall be filled only by vote or written consent of a majority in interest of the holders of the Series E Preferred Stock.

                    (6) The directors of the Corporation elected in accordance with the provisions of paragraph 4(c)(1C)(1) through (5) (the "Designated Directors") shall be entitled to elect three (3) directors of the Corporation. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing such directors, the three directors shall be elected by the majority vote of the Designated Directors. A vacancy in any directorship elected by the Designated Directors shall be filled only by vote or written consent of the majority of the Designated Directors.

                    (7) The holders of the Series F Preferred Stock and the holders of the Series G Convertible Preferred Stock shall not be entitled to elect or otherwise to vote upon the election of any directors of the Corporation.

              2. DIVIDENDS

                 2A. DIVIDENDS. The consent of holders of (1) sixty six and two-thirds percent (66-2/3%) in interest of the then outstanding shares of Series A Preferred Stock and (2) fifty five percent (55%) in interest of the then outstanding shares of Series C Preferred Stock and (3) sixty six and two-thirds percent (66 2/3%) in interest of the then outstanding shares of Series D Preferred Stock and (4) a majority in interest of the then outstanding shares of Series E Preferred Stock and (5) a majority in interest of the then outstanding shares of Series F Preferred Stock and (6) a majority in interest of the then outstanding shares of Series G Convertible Preferred Stock, shall be received by the Corporation, before any dividends shall be declared and paid upon or set aside for the Common Stock or the Series B Preferred Stock of the Corporation in any year. All dividends declared upon the Series A Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock shall be declared and paid upon or set aside pro rata per share based upon the original issue price for each share of Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock.

                 2B. ACCRUING DIVIDENDS. From and after the date of the original issuance of each share of Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and the Series F Preferred Stock, the holders of the Series A Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock, shall be entitled to receive, out of funds legally available therefor, when and if declared by the Board of Directors, dividends at the rate per annum of $.612 per share in respect of the Series A Preferred Stock, $1.16 per share in respect of the Series C Preferred Stock, $1.76 per share in respect of the Series D Preferred Stock and, except as provided in paragraph 4(c)(7D), $.80 per share in respect of the Series E Preferred Stock, $.80 per share in respect of the Series F Preferred Stock, and $.80 per


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share in respect of the Series G Preferred Stock (collectively, the "Accruing
Dividends"). Accruing Dividends shall accrue from day to day, whether or not earned or declared, and shall be cumulative; PROVIDED HOWEVER, that except as provided in paragraphs 4(c)(3) and 4(c)(6), the Corporation shall be under no obligation to pay such Accruing Dividends currently unless so declared by the Board of Directors, and PROVIDED, FURTHER, that no dividends shall be declared or paid to the holders of the Series B Preferred Stock or Common Stock unless and until all Accruing Dividends have been paid in full.


                 2C. SPECIAL ACCRUING DIVIDENDS. From and after the date of the original issuance of each share of Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock (and in addition to the Accruing Dividends described above), the holders of the Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, respectively, shall be entitled to receive, out of funds legally available therefor, when and if declared by the Board, dividends (the "Special Accruing Dividends") at a rate per annum in an amount per share which, when combined with the Accruing Dividends, would provide each holder of Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock with a 10% compounded return on the original issue price of $7.65 per share in the case of the Series A Preferred Stock, on the original issue price of $14.50 in the case of the Series C Preferred Stock, on the original issue price of $22.00 in the case of the Series D Preferred Stock and, except as provided in paragraph 4(c)(7D), on the original issue price of $10.00 in the case of the Series E Preferred Stock, and on the original issue price of $10.00 in the case of the Series F Preferred Stock and the Series G Preferred Stock (in each case calculated from the date of original issuance). Special Accruing Dividends shall accrue from day to day, whether or not earned or declared, and shall be cumulative; PROVIDED, HOWEVER, that except as provided in paragraph 4(c)(6B), the Corporation shall be under no obligation to pay such Special Accruing Dividends currently unless so declared by the Board of Directors, and PROVIDED, FURTHER, that no dividends shall be declared or paid to the holders of the Series B Preferred Stock or Common Stock unless and until all Special Accruing Dividends have been paid in full.

         3. LIQUIDATION, DISSOLUTION AND WINDING-UP.

                 3A. LIQUIDATION.

                     (1) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series A Preferred Stock shall be paid an amount equal to $7.65 per share plus, in the case of each share, an amount equal to dividends (consisting only of Accruing Dividends) accrued but unpaid thereon, computed to the date payment thereof is made available, together with payment to any class of stock ranking equally with the Series A Preferred Stock, and before any payment shall be made to the holders of any stock ranking on liquidation junior to the Series A Preferred Stock, such amount payable with respect to one share of Series A Preferred Stock being sometimes referred to as the "Series A


                                        -7-


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Liquidation Preference Payment" and with respect to all shares of Series A
Preferred Stock being sometimes referred to as the "Series A Liquidation Preference Payments".

               (2) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series C Preferred Stock shall be paid an amount equal to $14.50 per share plus, in the case of each share, an amount equal to dividends (consisting only of Accruing Dividends) accrued but unpaid thereon, computed to the date payment thereof is made available, together with payment to any class of stock ranking equally with the Series C Preferred Stock, and before any payment shall be made to the holders of any stock ranking on liquidation junior to the Series C Preferred Stock, such amount payable with respect to one share of Series C Preferred Stock being sometimes referred to as the "Series C Liquidation Preference Payment" and with respect to all shares of Series C Preferred Stock being sometimes referred to as the "Series C Liquidation Preference Payments".

               (3) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series D Preferred Stock shall be paid an amount equal to $22.00 per share plus, in the case of each share, an amount equal to dividends (consisting only of Accruing Dividends) accrued but unpaid thereon, computed to the date payment thereof is made available, together with payment to any class of stock ranking equally with the Series D Preferred Stock, and before any payment shall be made to the holders of any stock ranking on liquidation junior to the Series D Preferred Stock, such amount payable with respect to one share of Series D Preferred Stock being sometimes referred to as the "Series D Liquidation Preference Payment" and with respect to all shares of Series D Preferred Stock being sometimes referred to as the "Series D Liquidation Preference Payments".

               (4) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series E Preferred Stock shall be paid, except as provided in paragraph 4(c)(7D), an amount equal to $10.00 per share plus, in the case of each share, an amount equal to dividends (consisting only of Accruing Dividends) accrued but unpaid thereon, computed to the date payment thereof is made available, together with payment to any class of stock ranking equally with the Series E Preferred Stock, and before any payment shall be made to the holders of any stock ranking on liquidation junior to the Series E Preferred Stock, such amount payable with respect to one share of Series E Preferred Stock being sometimes referred to as the "Series E Liquidation Preference Payment" and with respect to all shares of Series E Preferred Stock being sometimes referred to as the "Series E Liquidation Preference Payments".

               (5) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series F Preferred Stock shall be paid an amount equal to $10.00 per share plus, in the case of each share, an amount equal to dividends (consisting only of Accruing Dividends) accrued but unpaid thereon, computed to the date payment thereof is made available, together with payment to any class of stock ranking equally with the Series F Preferred Stock, and before any payment shall be made to the holders of


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any stock ranking on liquidation junior to the Series F Preferred Stock, such amount payable with respect to one share of Series F Preferred Stock being sometimes referred to as the "Series F Liquidation Preference Payment" and with respect to all shares of Series F Preferred Stock being sometimes referred to as the "Series F Liquidation Preference Payments".

                    (6) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series G Preferred Stock shall be paid an amount equal to $10.00 per share plus, in the case of each share, an amount equal to dividends (consisting only of Accruing Dividends) accrued but unpaid thereon, computed to the date payment thereof is made available, together with payment to any class of stock ranking equally with the Series G Preferred Stock, and before any payment shall be made to the holders of any stock ranking on liquidation junior to the Series G Preferred Stock, such amount payable with respect to one share of Series G Preferred Stock being sometimes referred to as the "Series G Liquidation Preference Payment" and with respect to all shares of Series G Preferred Stock being sometimes referred to as the "Series G Liquidation Preference Payments".

                    (7) If upon any liquidation, dissolution, or winding up of the Corporation, the assets to be distributed to the holders of the Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be insufficient to permit payment to such stockholders of the full preferential amounts aforesaid, then all of the assets of the Corporation shall be distributed to such holders of the Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock pro rata, so that each holder receives that portion of the assets available for distribution as the liquidation preference payment amounts for the shares of Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock held by such holder bear to the aggregate liquidation preference payment amounts for all shares of Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock then outstanding. If upon any liquidation, dissolution, or winding up of the Corporation, the full preferential amounts aforesaid are paid to the holders of the Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, but the assets to be distributed to the holders of the Series A Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock shall be insufficient to permit payment to such stockholders of the full preferential amounts aforesaid, then all of the assets of the Corporation remaining after the full liquidation preference payment amounts are paid to the holders of the Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be distributed to such holders of the Series A Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock pro rata, so that each holder receives that portion of the assets available for distribution as the liquidation preference payment amounts for the shares of Series A Preferred Stock, Series C Preferred Stock and/or Series D Preferred Stock held by such holder bear to the aggregate liquidation preference payment amounts for all shares of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock then outstanding.

               3B. RANKING. Upon any liquidation, dissolution or winding up of the Corporation, immediately after the holders of Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall have been paid the Series E Liquidation Preference

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Payments, the Series F Liquidation Preference Payments and the Series G
Liquidation Preference Payments in full, the remaining net assets of the Corporation available for distribution shall be distributed as follows: (i) first, to the holders of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, the Series A Liquidation Preference Payments, the Series C Liquidation Preference Payments, and the Series D Liquidation Preference Payments; (ii) second, to the holders of the shares of Series B Preferred Stock (pro rata in proportion to their respective holdings should there be insufficient assets to pay the full amount) an amount equal to the amount received by the Corporation upon the original issuance of the underlying shares of Old Preferred Stock, and (iii) if there shall be any assets remaining, among the holders of the shares of Preferred Stock and Common Stock in an amount per share as would have been payable had each share of Preferred Stock been converted to Common Stock pursuant to paragraph 4(c)(5) immediately prior to such liquidation, dissolution or winding up.

               3C. NOTICE AND SPECIAL PROVISIONS. Written notice of any such liquidation, dissolution or winding up, stating a payment date and the place where said payments shall be made, shall be given by mail, postage prepaid, or by telex or facsimile transmission to non-U.S. residents, not less than 30 days prior to the payment date stated therein, to the holders of record of Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation. The consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof, and the sale or transfer by the Corporation of more than fifty-five percent (55%) of its assets (such consolidation or merger, or sale or transfer, being herein referred to as a "Sale of the Corporation"), shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this paragraph 4(c)(3) and paragraph 4(c)(7) hereof, PROVIDED, however, that each holder of Preferred Stock shall have the right to elect the benefits of the provisions of paragraph 4(c)(5G) in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this paragraph 4(c)(3), and PROVIDED, FURTHER, however, (1) if the consideration per share to be received by the holders of the Series A Preferred Stock upon such Sale of the Corporation (as determined in good faith by the Corporation's Board of Directors in accordance with the provisions of paragraph 4(c)(3E) hereof) is equal to or greater than two times the original issue price per share of the Series A Preferred Stock (as adjusted for any stock split, subdivision, reclassification or similar event), no liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this paragraph 4(c)(3) shall be deemed to have occurred with respect to the holders of the Series A Preferred Stock, and the provisions of paragraph 4(c)(5G) shall apply, and (2) if the consideration per share to be received by the holders of the Series C Preferred Stock upon such Sale of the Corporation (as determined in good faith by the Corporation's Board of Directors) is equal to or greater than two times the original issue price per share of the Series C Preferred Stock (as adjusted for any stock split, subdivision, reclassification or similar event), no liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this paragraph 4(c)(3) shall be deemed to have occurred with respect to the holders of the Series C Preferred Stock, and the provisions of paragraph 4(c)(5G) shall apply, and (3) if the consideration per share to be received by the holders of the Series D Preferred Stock upon such Sale of the Corporation (as determined in good faith by the Corporation's Board of Directors) is equal to or greater than two times the original issue price per share of the Series D Preferred Stock (as adjusted for any stock split, subdivision, reclassification or similar event), no liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this paragraph 4(c)(3) shall be deemed to have occurred with respect to the holders of the Series D Preferred Stock, and the provisions of paragraph 4(c)(5G) shall apply, and (4) if the consideration per share to be received by the holders of the Series E Preferred Stock upon such Sale of the Corporation (as determined in good faith by the Corporation's Board of Directors) is equal to or greater than two times the original issue price per share of the Series E Preferred Stock (as adjusted for any stock split, subdivision, reclassification or similar event), no liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this paragraph 4(c)(3) shall be deemed to have occurred with respect to the holders of the Series E Preferred Stock, and the provisions of paragraph 4(c)(5G) shall apply, and (5) if the consideration per share to be received by the holders of the Series F Preferred Stock upon such Sale of the Corporation (as determined in good faith by the Corporation's Board of Directors) is equal to or greater than two times the original issue price per share of the Series F Preferred Stock (as adjusted for any stock split, subdivision, reclassification or similar event), no liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this paragraph 4(c)(3) shall be deemed to have occurred with respect to the holders of the Series F Preferred Stock, and the provisions of paragraph 4(c)(5G) shall apply, and (6) if the consideration per share to be received by the holders of the Series G Preferred Stock upon such Sale of the Corporation (as determined in good faith by the Corporation's Board of Directors) is equal to or greater than two times the original issue price per share of the Series G Preferred Stock (as adjusted for any stock split, subdivision, reclassification or similar event), no liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this paragraph 4(c)(3) shall be deemed to have occurred with respect to the holders of the Series G Preferred Stock, and the provisions of paragraph 4(c)(5G) shall apply, PROVIDED FURTHER, HOWEVER, that the provisions of paragraph 4(c)(3D) shall apply and the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock shall be senior to all other classes of stock of the Corporation. With respect to any distribution hereunder, including dividends, and upon redemption and liquidation, such distribution shall be made in accordance with the provisions of paragraph 4(c)(3D) below.

               3D. RELATIVE RIGHTS OF HOLDERS.

                    (1) For purposes hereof, the Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall rank pari passu for all purposes, including dividends, redemption and liquidation.

                    (2) For purposes hereof, the Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be senior for all purposes, including dividends, redemption and liquidation, to all other classes of stock of the Corporation, including without limitation, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Common Stock.

               (3) For purposes hereof, the Series A Preferred Stock, the Series C Preferred Stock and Series D Preferred Stock shall rank pari passu for all purposes, including dividends, redemption and liquidation. The Series B Preferred Stock and Common Stock shall rank on liquidation junior to the Series A Preferred Stock, the Series C Preferred Stock, and the Series D Preferred Stock.

          3E. VALUATION OF CONSIDERATION. Upon any liquidation, dissolution or winding up of the Corporation, if the consideration received by the Corporation and/or the holders of its capital stock is other than cash, the value of such consideration for purposes of this paragraph 4(c)(3) shall be deemed its fair market value, as determined in good faith by the Corporation's Board of Directors. Any securities shall be valued as follows:

               (1) Securities not subject to an investment letter or other similar restrictions on free marketability covered by paragraph 4(c)(3E)(2) below:

                    (a) If traded on a securities exchange or through the Nasdaq National Market tier of The Nasdaq Stock Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to the date of the liquidation, dissolution or winding up event; and

                    (b) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the date of the liquidation, dissolution or winding up event; and

                    (c) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Corporation's Board of Directors.

               (2) The method of valuation of securities subject to an investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined in accordance with paragraph 4(c)(3E)(1) to reflect the approximate fair market value thereof, as determined in good faith by the Corporation's Board of Directors.

       4. RESTRICTIONS.

          4A. SPECIAL VOTES OF SERIES A PREFERRED STOCK. At any time when shares of Series A Preferred Stock are outstanding, except where the provisions of paragraph

4(c)(4G) apply or where the vote or written consent of the holders of a greater number of shares of the Series A Preferred Stock of the Corporation is required by law or by the Certificate of Incorporation, and in addition to any other vote required by law or the Certificate of Incorporation (except that if the provisions of paragraph 4(c)(4G) apply, the vote hereunder shall not be required), without the written consent of the holders of at least sixty six and two-thirds percent (66-2/3%) in interest of the then outstanding shares of Series A Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, the Corporation will not:

               (1) Amend, alter or repeal any provision of its Certificate of Incorporation which (a) increases the authorized number of shares of Preferred Stock, or (b) increases (by more than 5% in the aggregate) the number of shares of authorized capital stock of the Corporation;

               (2) Create or authorize the creation of any additional class or series of shares of stock unless the same ranks junior to the Series A Preferred Stock as to dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or increase the authorized amount of Series A Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Series A Preferred Stock as to dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any obligation or security convertible into shares of Series A Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Series A Preferred Stock as to dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, authorization or increase shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise; or

               (3) In any manner amend, alter or change the designations or the powers, preferences or rights, privileges or the restrictions of the Series A Preferred Stock materially or adversely, including the voting rights of such stock.

         4B. SPECIAL VOTES OF SERIES C PREFERRED STOCK. At any time when shares of Series C Preferred Stock are outstanding, except where the provisions of paragraph 4(c)(4G) apply or where the vote or written consent of the holders of a greater number of shares of the Series C Preferred Stock of the Corporation is required by law or by the Certificate of Incorporation, and in addition to any other vote required by law or the Certificate of Incorporation (except that if the provisions of paragraph 4(c)(4G) apply, the vote hereunder shall not be required), without the written consent of the holders of at least fifty-five percent (55%) in interest of the then outstanding shares of Series C Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, the Corporation will not:

               (1) Amend, alter or repeal any provision of its Certificate of Incorporation which (a) increases the authorized number of shares of Preferred

Stock, or (b) increases (by more than 5% in the aggregate) the number of shares of authorized capital stock of the Corporation;

               (2) Create or authorize the creation of any additional class or series of shares of stock unless the same ranks junior to the Series C Preferred Stock as to dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or increase the authorized amount of Series C Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Series C Preferred Stock as to dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any obligation or security convertible into shares of Series C Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Series C Preferred Stock as to dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, authorization or increase shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise; or

               (3) In any manner amend, alter or change the designations or the powers, preferences or rights, privileges or the restrictions of the Series C Preferred Stock materially or adversely, including the voting rights of such stock.

         4C. SPECIAL VOTES OF SERIES D PREFERRED STOCK. At any time when shares of Series D Preferred Stock are outstanding, except where the provisions of paragraph 4(c)(4G) apply or where the vote or written consent of the holders of a greater number of shares of the Series D Preferred Stock of the Corporation is required by law or by the Certificate of Incorporation, and in addition to any other vote required by law or the Certificate of Incorporation (except that if the provisions of paragraph 4(c)(4G) apply, the vote hereunder shall not be required), without the written consent of the holders of at least sixty six and two-thirds percent (66-2/3%) in interest of the then outstanding shares of Series D Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, the Corporation will not:

               (1) Amend, alter or repeal any provision of its Certificate of Incorporation which (a) increases the authorized number of shares of Preferred Stock, or (b) increases (by more than 5% in the aggregate) the number of shares of authorized capital stock of the Corporation;

               (2) Create or authorize the creation of any additional class or series of shares of stock unless the same ranks junior to the Series D Preferred Stock as to dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or increase the authorized amount of Series D Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Series D Preferred Stock as to dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any obligation or security convertible into shares of Series D Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Series D Preferred Stock as to dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, authorization or increase shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise; or

               (3) In any manner amend, alter or change the designations or the powers, preferences or rights, privileges or the restrictions of the Series D Preferred Stock materially or adversely, including the voting rights of such stock.

         4D. SPECIAL VOTES OF SERIES E PREFERRED STOCK. At any time when shares of Series E Preferred Stock are outstanding, except where the provisions of paragraph 4(c)(4G) apply or where the vote or written consent of the holders of a greater number of shares of the Series E Preferred Stock of the Corporation is required by law or by the Certificate of Incorporation, and in addition to any other vote required by law or the Certificate of Incorporation (except that if the provisions of paragraph 4(c)(4G) apply, the vote hereunder shall not be required), without the written consent of the holders of at least a majority in interest of the then outstanding shares of Series E Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, the Corporation will not:

               (1) Amend, alter or repeal any provision of its Certificate of Incorporation which (a) increases the authorized number of shares of Preferred Stock, or (b) increases (by more than 5% in the aggregate) the number of shares of authorized capital stock of the Corporation;

               (2) Create or authorize the creation of any additional class or series of shares of stock unless the same ranks junior to the Series E Preferred Stock as to dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or increase the authorized amount of Series E Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Series E Preferred Stock as to dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any obligation or security convertible into shares of Series E Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Series E Preferred Stock as to dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, authorization or increase shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise; or

               (3) In any manner amend, alter or change the designations or the powers, preferences or rights, privileges or the restrictions of the Series E Preferred Stock materially or adversely, including the voting rights of such stock.

               4E. SPECIAL VOTES OF SERIES F PREFERRED STOCK. At any time when shares of Series F Preferred Stock are outstanding, except where the provisions of paragraph 4(c)(4G) apply or where the vote or written consent of the holders of a greater number of shares of the Series F Preferred Stock of the Corporation is required by law or by the Certificate of Incorporation, and in addition to any other vote required by law or the Certificate of Incorporation (except that if the provisions of paragraph 4(c)(4G) apply, the vote hereunder shall not be required), without the written consent of the holders of at least a majority in interest of the then outstanding shares of Series F Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, the Corporation will not:

                    (1) Amend, alter or repeal any provision of its Certificate of Incorporation which (a) increases the authorized number of shares of Preferred Stock, or (b) increases (by more than 5% in the aggregate) the number of shares of authorized capital stock of the Corporation;

                    (2) Create or authorize the creation of any additional class or series of shares of stock unless the same ranks junior to the Series F Preferred Stock as to dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or increase the authorized amount of Series F Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Series F Preferred Stock as to dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any obligation or security convertible into shares of Series F Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Series F Preferred Stock as to dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, authorization or increase shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise; or

                    (3) In any manner amend, alter or change the designations or the powers, preferences or rights, privileges or the restrictions of the Series F Preferred Stock materially or adversely, including the voting rights of such stock.

               4F. SPECIAL VOTES OF SERIES G PREFERRED STOCK. At any time when shares of Series G Preferred Stock are outstanding, except where the provisions of paragraph 4(c)(4G) apply or where the vote or written consent of the holders of a greater number of shares of the Series G Preferred Stock of the Corporation is required by law or by the Certificate of Incorporation, and in addition to any other vote required by law or the Certificate of Incorporation (except that if the provisions of paragraph 4(c)(4G) apply, the vote hereunder shall not be required), without the written consent of the holders of at least a majority in interest of the then outstanding shares of Series G Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, the Corporation will not:

              (1) Amend, alter or repeal any provision of its Certificate of Incorporation which (a) increases the authorized number of shares of Preferred Stock, or (b) increases (by more than 5% in the aggregate) the number of shares of authorized capital stock of the Corporation;


              (2) Create or authorize the creation of any additional class or series of shares of stock unless the same ranks junior to the Series G Preferred Stock as to dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or increase the authorized amount of Series G Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Series G Preferred Stock as to dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any obligation or security convertible into shares of Series G Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Series G Preferred Stock as to dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, authorization or increase shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise; or

              (3) In any manner amend, alter or change the designations or the powers, preferences or rights, privileges or the restrictions of the Series G Preferred Stock materially or adversely, including the voting rights of such stock.

         4G. OTHER SPECIAL VOTES.

              (1) At any time when shares of Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and/or Series G Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock is required by law, without the written consent of the holders of at least a majority in interest of the then outstanding shares of Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock given in writing or by a vote at a meeting, consenting or voting (as the case may be) together as one class, the Corporation shall not:

                   (a) Merge or consolidate with or into, or permit any subsidiary to merge or consolidate with or into, any other corporation, corporations, entity or entities (except that any subsidiary may merge into the Corporation or with any other subsidiary); or

                   (b) Sell, abandon, transfer, lease or otherwise dispose of more than fifty-five percent (55%) of its properties or assets.

                    (2) At any time when shares of Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock is required by law or by the Certificate of Incorporation, without the written consent of the holders of at least a majority in interest of the then outstanding shares of Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock given in writing or by a vote at a meeting, consenting or voting (as the case may be) together as one class, the Corporation shall not, other than as provided for herein, purchase, redeem or otherwise acquire (or pay into or set aside for a sinking fund for such purpose), any of the Preferred Stock or Common Stock, provided however, that this restriction shall not apply to (a) the repurchase of shares of Common Stock held by officers or employees of the Corporation which are subject to restrictive stock purchase agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, including the termination of employment, or (b) the repurchase of up to an aggregate of 391,986 shares of Common Stock held by Kim Myers, Nancy Heichemer and Richard T. Stack pursuant to Section 1.05 of the Series A Purchase Agreement (as hereinafter defined), or (c) the repurchase of up to an aggregate of 153,826 shares of Series B Preferred Stock held by Kim Myers, Nancy Heichemer and Richard T. Stack pursuant to Section 1.05 of the Series D Purchase Agreement (as hereinafter defined).

         5. CONVERSIONS. The holders of shares of Preferred Stock shall have the following conversion rights:

               5A. RIGHT TO CONVERT. Subject to the terms and conditions of this paragraph 4(c)(5), the holder of any share or shares of Preferred Stock shall have the right, at its option at any time, to convert any such shares of Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day immediately prior to the date fixed for payment of the amounts distributable on the Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by, (a) in the case of the Series A Preferred Stock,
(i) multiplying the number of shares of Series A Preferred Stock so to be converted by $7.65 and (ii) dividing the result by the conversion price of $7.65 per share or in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 4(c)(5), then by the conversion price as last adjusted and in effect at the date any share or shares of Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Series A Conversion Price"), and (b) in the case of the Series B Preferred Stock, (i) multiplying the number of shares of Series B Preferred Stock so to be converted by $1.00 and (ii) dividing the result by the conversion price of $1.00 per share, or in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 4(c)(5), then by the conversion price as last adjusted and in effect at the date any share or shares of Series B Preferred Stock are surrendered for conversion (such price, or such price as last adjusted being referred to as the "Series B

Conversion Price"), and (c) in the case of the Series C Preferred Stock, (i) multiplying the number of shares of Series C Preferred Stock so to be converted by $14.50 and (ii) dividing the result by the conversion price of $12.00 per share or in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 4(c)(5); then by the conversion price as last adjusted and in effect at the date any share or shares of Series C Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Series C Conversion Price"), and (d) in the case of the Series D Preferred Stock, (i) multiplying the number of shares of Series D Preferred Stock so to be converted by $22.00 and (ii) dividing the result by the conversion price of $12.00 per share or in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 4(c)(5), then by the conversion price as last adjusted and in effect at the date any share or shares of Series D Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Series D Conversion Price"), and (e) in the case of the Series E Preferred Stock, except as provided in paragraph 4(c)(7D), (i) multiplying the number of shares of Series E Preferred Stock (excluding the Series E Warrant Shares) so to be converted by $10.00 and (ii) dividing the result by the conversion price of $10.00 per share or in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 4(c)(5), then by the conversion price as last adjusted and in effect at the date any share or shares of Series E Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Series E Conversion Price"), and (f) in the case of the Series F Preferred Stock,(i) multiplying the number of shares of Series F Preferred Stock so to be converted by $10.00 and (ii) dividing the result by the conversion price of $10.00 per share or in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 4(c)(5), then by the conversion price as last adjusted and in effect at the date any share or shares of Series F Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Series F Conversion Price"), and (g) in the case of the Series G Preferred Stock, (i) multiplying the number of shares of Series G Preferred Stock so to be converted by $10.00 and (ii) dividing the result by the conversion price of $10.00 per share or in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 4(c)(5), then by the conversion price as last adjusted and in effect at the date any share or shares of Series G Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Series G Conversion Price"). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

               5B. ISSUANCE OF CERTIFICATES; TIME CONVERSION EFFECTED. Promptly after the receipt of the written notice referred to in subparagraph 4(c)(5A) and surrender of the certificate or certificates for the share or shares of Preferred Stock to be converted, the

Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, Series F Conversion Price or Series G Conversion Price, as the case may be, shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

               5C. FRACTIONAL SHARES; DIVIDENDS; PARTIAL CONVERSION. No fractional shares shall be issued upon conversion of Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends previously declared and paid on the Common Stock issued upon such conversion. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends (excluding Accruing Dividends and Special Accruing Dividends) accrued and unpaid on the shares of Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 4(c)(5B). In case the number of shares of Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 4(c)(5A) exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this subparagraph 4(c)(5C), be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

               5D. ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE OF COMMON STOCK. Except as provided in subparagraphs 4(c)(5E) and 4(c)(5F), if and whenever the Corporation shall, on or after February 12, 1996 (the "Filing Date"), issue or sell, or is, in accordance with subparagraphs 4(c)(5D)(l) through 4(c)(5D)(7), deemed to have been issued or sold, any shares of Common Stock for a consideration per share less than the Series A Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price or the Series G Conversion Price in effect immediately prior to the time of such issue or sale, (such number being appropriately adjusted to reflect the occurrence of any event described in subparagraph 4(c)(5F)), then, forthwith upon such issue or sale, the Series A Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price or the Series G Conversion

Price, as the case may be, shall be reduced to the price (but in no event below $.01 per share) at which the Corporation issued or sold, or is deemed to have issued or sold, such shares of Common Stock.

     For purposes of this subparagraph 4(c)(5D), the following subparagraphs 4(c)(5D)(1) to 4(c)(5D)(9) shall also be applicable:

              5D(1) ISSUANCE OF RIGHTS OR OPTIONS. In case at any time after the Filing Date the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share (the "Exercise Price") for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Series A Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price or the Series G Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for the Exercise Price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 4(c)(5D)(3), no adjustment of the Series A Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price or the Series G Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

              5D(2) ISSUANCE OF CONVERTIBLE SECURITIES. In case the Corporation shall after the Filing Date in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share (the "Exchange Price") for which Common Stock is issuable upon such conversion or exchange

(determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Series A Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price or the Series G Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for the Exchange Price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph 4(c)(5D)(3), no adjustment of the Series A Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price or the Series G Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Series A Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price or the Series G Conversion Price have been or are to be made pursuant to other provisions of this subparagraph 4(c)(5D), no further adjustment of the Series A Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price or the Series G Conversion Price shall be made by reason of such issue or sale.

              5D(3) CHANGE IN OPTION PRICE OR CONVERSION RATE. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph 4(c)(5D)(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 4(c)(5D)(1) or 4(c)(5D)(2), or the rate at which Convertible Securities referred to in subparagraph 4(c)(5D)(1) or 4(c)(5D)(2) are convertible into or exchangeable for Common
Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Series A Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price or the Series G Conversion Price in effect at the time of such event shall forthwith be readjusted to the Series A Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price or the Series G Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Series A Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price or the Series G Conversion Price then in effect hereunder is thereby reduced; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Series A Conversion

Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price and the Series G Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

              5D(4) STOCK DIVIDENDS. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock (except for the issue of stock dividends or distributions upon the outstanding Common Stock for which adjustment is made pursuant to paragraph 4(c)(5F)), Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

              5D(5) CONSIDERATION FOR STOCK. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

              5D(6) RECORD DATE. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

              5D(7) TREASURY SHARES. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this subparagraph 4(c)(5D).

                    5D(8) BANK DEFAULT. In the event that the Corporation shall fail to pay any Indebtedness (as defined in the Series E, F and G Purchase Agreement) for borrowed money owing by the Corporation, or any interest or premium thereon, when due (or, if permitted by the terms of the relevant document, within any applicable grace period), whether such Indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, or shall fail to perform any term, covenant or agreement on its part to be performed under any agreement or instrument evidencing or securing or relating to any Indebtedness owing by the Corporation, when required to be performed, (or, if permitted by the terms of the relevant document, within any applicable grace period), if the effect of such failure to pay or perform is to accelerate the maturity of such Indebtedness, unless such failure to pay or perform shall be waived by the holder or holders of such Indebtedness or such trustee or trustees, THEREUPON, (a) the Series A Conversion Price shall be automatically lowered to $5.69, or such other number calculated so that upon conversion of 522,648 shares of Series A Preferred Stock (the "Initial Series A Shares") into shares of Common Stock, such shares would represent thirteen percent (13%) of the capital stock of the Corporation on a fully-diluted and as-if-converted basis (including the Reserved Employee Shares), and (b) the Series E Conversion Price (except in the case of the Series E Warrant Shares), the Series F Conversion Price and the Series G Conversion Price shall be automatically lowered to $8.00.

              5E. CERTAIN ISSUES OF COMMON STOCK AND SERIES E PREFERRED STOCK EXCEPTED. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Series A Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price or the Series F Conversion Price in the case of the issuance of (i) shares of Common Stock issuable upon conversion of the Preferred Stock,
(ii) Reserved Employee Shares (as defined in paragraph 4(c)(9)(1) hereof), (iii) shares of Series C Preferred Stock or Common Stock issuable upon exercise of the DLJ Warrants, (iv) up to 907,260 shares of Series E Preferred Stock, up to 1,509,400 shares of Series F Preferred Stock and up to 1,100,000 shares of Series G Preferred Stock authorized by this Certificate of Amendment, and (v) the Series E Warrants or shares of Series E Preferred Stock or Common Stock issuable upon exercise of the Series E Warrants.

              5F. SUBDIVISION OR COMBINATION OF COMMON STOCK. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, the Series F Conversion Price and the Series G Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, the Series F Conversion Price and the Series G Conversion Price in effect immediately prior to such combination shall be proportionately increased.

              5G. REORGANIZATION OR RECLASSIFICATION. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, the Series F Conversion Price or the Series G Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

              5H. NOTICE OF ADJUSTMENT. Upon any adjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, the Series F Conversion Price and/or Series G Conversion Price, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, or by telex or facsimile transmission to non-U.S. residents, addressed to each holder of shares of Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, Series F Conversion Price and/or Series G Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

              5I. OTHER NOTICES. In case at any time:

                    (1) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

                    (2) the Corporation shall offer for subscription PRO RATA to the holders of its Common Stock any additional shares of stock of any class or other rights;

                    (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into, or a sale of all or substantially all its assets to, another entity or entities; or

                    (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation,

then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, or by telex or facsimile transmission to non-U.S. residents, addressed to each holder of any shares of Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

              5J. STOCK TO BE RESERVED. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation, together with the holders of the Preferred Stock, covenant that they will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Series A Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, Series F Conversion Price and/or the Series G Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed.

              5K. NO REISSUANCE OF PREFERRED STOCK. Shares of Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

              5L. ISSUE TAX. The issuance of certificates for shares of Common Stock upon conversion of Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Preferred Stock which is being converted.

              5M. CLOSING OF BOOKS. The Corporation will at no time close its transfer books against the transfer of any Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Preferred Stock in any manner which interferes with the timely conversion of such Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

              5N. DEFINITION OF COMMON STOCK. As used in this paragraph 4(c)(5), the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, par value $.01 per share, as constituted on the date of filing of these terms of the Preferred Stock, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall neither be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends nor entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph 4(c)(5G).

              5O. MANDATORY CONVERSION. All outstanding shares of Preferred Stock shall automatically convert to shares of Common Stock upon the earlier to occur of: (A) such time as sixty-five percent (65%) in interest of the then outstanding shares of Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, voting as one class, consent in writing thereto, or (B) if at any time the Corporation shall effect a firm commitment underwritten public offering of shares of Common Stock in which (i) (x) the aggregate net proceeds from such offering paid to the Corporation shall be at least $20,000,000 and (y) the price paid by the public for such shares shall be at least $14.40 per share (appropriately adjusted to reflect the occurrence after the Filing Date of any event described in subparagraph 4(c)(5F)) or (ii) the aggregate net proceeds from such offering and/or the price paid by the public for such shares are lower than the amounts set forth in subparagraph 4(c)(5O)(B)(i), if the written consent of sixty percent (60%) in interest of the then outstanding shares of Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, voting as one class, has been obtained, then effective upon the closing of the sale of such shares by the Corporation pursuant to such public offering, all outstanding shares of Preferred Stock shall automatically convert to shares of Common Stock.

         6. REDEMPTION. The shares of Preferred Stock shall be redeemed as follows:

              6A. MANDATORY REDEMPTION OF SERIES E PREFERRED STOCK. Subject to the limitations of applicable law: (i) on February 1, 2000 (the "First Redemption Date"), the Corporation shall redeem from each holder of shares of Series E Preferred Stock, one-third of the shares of Series E Preferred Stock held by such holder on the First Redemption Date; (ii) on

February 1, 2001 (the "Second Redemption Date"), the Corporation shall redeem from each holder of shares of Series E Preferred Stock, one-half of the shares of Preferred Stock held by such holder on the Second Redemption Date; and (iii) on February 1, 2002 (the "Third Redemption Date"), the Corporation shall redeem from each holder of shares of Series E Preferred Stock, all remaining shares of Preferred Stock held by such holder on the Third Redemption Date. The First Redemption Date, the Second Redemption Date and the Third Redemption Date are collectively referred to as the "Redemption Dates". The redemption of all or any portion of the shares of Series E Preferred Stock to be redeemed by the Corporation pursuant to this paragraph 4(c)(6A) may be waived, and deferred for successive periods of one year with respect to each redemption offer, in whole or in part (such partial waiver to apply on a pro rata basis to all holders of shares of Series E Preferred Stock) by the consent of the holders of not less than a majority in interest of the then outstanding shares of Series E Preferred Stock. Such waiver shall be in writing and delivered to the Corporation before the date of such redemption.

              6B. SERIES E REDEMPTION PRICE AND PAYMENT. Subject to the provisions of paragraph 4(c)(6M) below, the Series E Preferred Stock to be redeemed on the Redemption Dates shall be redeemed by paying for each share in cash, except as provided in paragraph 4(c)(7D), an amount equal to $10.00 per share plus an amount equal to all dividends (including Accruing Dividends and Special Accruing Dividends) declared and unpaid thereon or otherwise deemed due thereon, such amount being referred to as the "Series E Redemption Price." Such payment shall be made in full on each of the Redemption Dates to the holders entitled thereto.

              6C. MANDATORY REDEMPTION OF SERIES F PREFERRED STOCK. Subject to the limitations of applicable law: (1) on the First Redemption Date, the Corporation shall redeem from each holder of shares of Series F Preferred Stock, one-third of the shares of Series F Preferred Stock held by such holder on the First Redemption Date; (ii) on the Second Redemption Date, the Corporation shall redeem from each holder of shares of Series F Preferred Stock, one-half of the shares of Preferred Stock held by such holder on the Second Redemption Date; and
(iii) on the Third Redemption Date, the Corporation shall redeem from each holder of shares of Series F Preferred Stock, all remaining shares of Preferred Stock held by such holder on the Third Redemption Date. The redemption of all or any portion of the shares of Series F Preferred Stock to be redeemed by the Corporation pursuant to this paragraph 4(c)(6C) may be waived, and deferred for successive periods of one year with respect to each redemption offer, in whole or in part (such partial waiver to apply on a pro rata basis to all holders of shares of Series F Preferred Stock) by the consent of the holders of not less than a majority in interest of the then outstanding shares of Series F
Preferred Stock. Such waiver shall be in writing and delivered to the Corporation before the date of such redemption.

              6D. SERIES F REDEMPTION PRICE AND PAYMENT. Subject to the provisions of paragraph 4(c)(6M) below, the Series F Preferred Stock to be redeemed on the Redemption Dates shall be redeemed by paying for each share in cash an amount equal to $10.00 per share plus an amount equal to all dividends (including Accruing Dividends and Special Accruing Dividends) declared and unpaid thereon or otherwise deemed due thereon, such amount being referred to as the "Series F Redemption Price." Such payment shall be made in full on each of the Redemption Dates to the holders entitled thereto.

              6E. MANDATORY REDEMPTION OF SERIES G PREFERRED STOCK. Subject to the limitations of applicable law: (i) on February 1, 2000 (the "First Redemption Date"), the Corporation shall redeem from each holder of shares of Series G Preferred Stock, one-third of the shares of Series G Preferred Stock held by such holder on the First Redemption Date; (ii) on February 1, 2001 (the "Second Redemption Date"), the Corporation shall redeem from each holder of shares of Series G Preferred Stock, one-half of the shares of Preferred Stock held by such holder on the Second Redemption Date; and (iii) on February 1, 2002 (the "Third Redemption Date"), the Corporation shall redeem from each bolder of shares of Series G Preferred Stock, all remaining shares of Preferred Stock held by such holder on the Third Redemption Date. The First Redemption Date, the Second Redemption Date and the Third Redemption Date are collectively referred to as the "Redemption Dates". The redemption of all or any portion of the shares of Series G Preferred Stock to be redeemed by the Corporation pursuant to this paragraph 4(c)(6E) may be waived, and deferred for successive periods of one year with respect to each redemption offer, in whole or in part (such partial waiver to apply on a pro rata basis to all holders of shares of Series G Preferred Stock) by the consent of the holders of not less than a majority in interest of the then outstanding shares of Series G Preferred Stock. Such waiver shall be in writing and delivered to the Corporation before the date of such redemption.

              6F. SERIES G REDEMPTION PRICE AND PAYMENT. Subject to the provisions of paragraph 4(c)(6M) below, the Series G Preferred Stock to be redeemed on the Redemption Dates shall be redeemed by paying for each share in cash an amount equal to $10.00 per share plus an amount equal to all dividends (including Accruing Dividends and Special Accruing Dividends) declared and unpaid thereon or otherwise deemed due thereon, such amount being referred to as the "Series G Redemption Price." Such payment shall be made in full on each of the Redemption Dates to the holders entitled thereto.

              6G. MANDATORY REDEMPTION OF SERIES D PREFERRED STOCK. Subject to the limitations of applicable law: (i) on the First Redemption Date, the Corporation shall redeem from each holder of shares of Series D Preferred Stock, one-third of the shares of Series D Preferred Stock held by such holder on the First Redemption Date; (ii) on the Second Redemption Date, the Corporation shall redeem from each holder of shares of Series D Preferred Stock, one-half of the shares of Preferred Stock held by such holder on the Second Redemption Date; and
(iii) on the Third Redemption Date, the Corporation shall redeem from each holder of shares of Series D Preferred Stock, all remaining shares of Preferred Stock held by such holder on the Third Redemption Date. The redemption of all or any portion of the shares of Series D Preferred Stock to be redeemed by the Corporation pursuant to this paragraph 4(c)(6G) may be waived, and deferred for successive periods of one year with respect to each redemption offer, in whole or in part (such partial waiver to apply on a pro rata basis to all holders of shares of Series D Preferred Stock) by the consent of the holders of not less than fifty five percent (55%) in interest of the then outstanding shares of Series D Preferred Stock. Such waiver shall be in writing and delivered to the Corporation before the date of such redemption.

              6H. SERIES D REDEMPTION PRICE AND PAYMENT. Subject to the provisions of paragraph 4(c)(6M) below, the Series D Preferred Stock to be redeemed on the Redemption Dates shall be redeemed by paying for each share in cash an amount equal to $22.00 per share plus an amount equal to all dividends (including Accruing Dividends and Special Accruing Dividends) declared and unpaid thereon or otherwise deemed due thereon, such amount being referred to as the "Series D Redemption Price." Such payment shall be made in full on each of the Redemption Dates to the holders entitled thereto.

              6I. OPTIONAL REDEMPTION OF SERIES C PREFERRED STOCK. Subject to the limitations of applicable law, and so long as the holders of the Series D Preferred Stock, the holders of the Series E Preferred Stock, the holders of the Series F Preferred Stock, and/or the holders of the Series G Preferred Stock do not waive their rights to mandatory redemption pursuant to paragraph 4(c)(6A), 4(c)(6C), 4(c)(6E) or 4(c)(6G), then upon the written request of the holders of the fifty five percent (55%) in interest of the Series C Preferred Stock, provided at least ten (10) days prior to any Redemption Date, (i) on the First Redemption Date, the Corporation shall redeem from each holder of shares of Series C Preferred Stock, one-third of the shares of Series C Preferred Stock, held by such holder on the First Redemption Date; (ii) on the Second Redemption Date, the Corporation shall redeem from each holder of shares of Series C Preferred Stock, one-half of the shares of Preferred Stock held by such holder on the Second Redemption Date; and (iii) on the Third Redemption Date, the Corporation shall redeem from each holder of shares of Series C Preferred Stock, all remaining shares of Preferred Stock held by such holder on the Third Redemption Date. The redemption of all or any portion of the shares of Series C Preferred Stock to be redeemed by the Corporation pursuant to this paragraph 4(c)(6I) shall be waived if redemption of the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and/or the Series G Preferred Stock is waived by the holders of the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and/or the Series G Preferred Stock, and deferred for successive periods of one year with respect to each redemption offer, in whole or in part (such partial waiver to apply on a pro rata basis to all holders of shares of Series C Preferred Stock).

              6J. SERIES C REDEMPTION PRICE AND PAYMENT. Subject to the provisions of paragraph 4(c)(6M) below, the Series C Preferred Stock to be redeemed on the Redemption Dates shall be redeemed by paying for each share in cash an amount equal to $14.50 per share plus an amount equal to all dividends (including Accruing Dividends and Special Accruing Dividends) declared and unpaid thereon or otherwise deemed due thereon, such amount being referred to as the "Series C Redemption Price." Such payment shall be made in full on each of the Redemption Dates to the holders entitled thereto.

              6K. OPTIONAL REDEMPTION OF SERIES A PREFERRED STOCK. Subject to the limitations of applicable law, and so long as the holders of the Series D Preferred Stock, the holders of the Series E Preferred Stock, the holders of the Series F Preferred Stock and/or the holders of the Series G Preferred Stock do not waive their rights to mandatory redemption pursuant to paragraph 4(c)(6A), 4(c)(6C), 4(c)(6E) or 4(c)(6G), then upon the written request of the holders of sixty six and two-thirds percent (66-2/3%) in interest of the Series A Preferred Stock, provided at least ten (10) days prior to any Redemption Date, (I) on the First Redemption Date, the Corporation shall redeem from each holder of shares of Series A Preferred Stock, one- third of the shares of Series A Preferred Stock, held by such holder on the First Redemption Date; (ii) on the Second Redemption Date, the Corporation shall redeem from each holder of shares of Series A Preferred Stock, one-half of the shares of Preferred Stock held by such holder on the Second Redemption Date; and (iii) on the Third Redemption Date, the Corporation shall redeem from each holder of shares of Series A Preferred Stock, all remaining shares of Preferred Stock held by such holder on the Third Redemption Date. The redemption of all or any portion of the shares of Series A Preferred Stock to be redeemed by the Corporation pursuant to this paragraph 4(c)(6K) shall be waived if redemption of the Series G Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and/or the Series G Preferred Stock is waived by the holders of the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and/or the Series G Preferred Stock, and deferred for successive periods of one year with respect to each redemption offer, in whole or in part (such partial waiver to apply on a pro rata basis to all holders of shares of Series A Preferred Stock).

              6L. SERIES A REDEMPTION PRICE AND PAYMENT. Subject to the provisions of paragraph 4(c)(6M) below, the Series A Preferred Stock to be redeemed on the Redemption Dates shall be redeemed by paying for each share in cash an amount equal to $7.65 per share plus an amount equal to all dividends (including Accruing Dividends and Special Accruing Dividends) declared and unpaid thereon or otherwise deemed due thereon, such amount being referred to as the "Series A Redemption Price." Such payment shall be made in full on each of the Redemption Dates to the holders entitled thereto.

              6M. INCREASE OF REDEMPTION PRICE. At any time or from time to time from and after October 1, 1997, but prior to the First Redemption Date, the holders of (i) sixty six and two-thirds percent (66-2/3%) in interest of the Series A Preferred Stock, or (ii) fifty five percent (55%) in interest of the Series C Preferred Stock, or (iii) sixty six and two-thirds percent (66-2/3%) in interest of the Series G Preferred Stock, or (iv) a majority in interest of the Series E Preferred Stock, or (v) a majority in interest of the Series F Preferred Stock, or (vi) a majority in interest of the Series G Preferred Stock, may present to the Board of Directors of the Corporation an Investment Banker's Letter. Such Investment Banker's Letter shall indicate that it is such firm's reasonable belief that, in light of prevailing market conditions, the Corporation's historical financial results and current business prospects, it would then be reasonably possible to effect an underwritten public offering of the Corporation's Common Stock at a per share price to the public of at least $14.40. In the event that the Investment Banker's Letter is presented to the Corporation, and the Corporation has not completed a Public Offering prior to the First Redemption Date, then the Series A Redemption Price shall be increased to the Series A Target Return Price, the Series C Redemption Price shall be increased to the Series C Target Return Price, the Series D Redemption Price shall be increased to the Series D Target Return Price, the Series E Redemption Price shall be increased to the Series E Target Return Price, the Series F Redemption Price shall be increased to the Series F Target Return Price and the Series G Redemption Price shall be increased to the Series G Target Return Price. Notwithstanding the foregoing, in no event shall the aggregate (a) Series A Redemption Price for all shares of Series A Preferred Stock redeemed pursuant to this paragraph 4(c)(6M) exceeds $19,660,000, it being understood that if such limitation becomes applicable, the Redemption Price payable to each holder of Series A Preferred Stock shall be reduced ratably based upon the relative number of shares owned by each of them, or (b) Series C Redemption Price for all shares of Series C Preferred Stock redeemed pursuant to this paragraph 4(c)(6M) exceeds $27,285,000, it being understood that if such limitation becomes applicable, the Redemption Price payable to each holder of Series C Preferred Stock shall be reduced ratably based upon the relative number of shares owned by each of them, or (c) Series D Redemption Price for all shares of Series D Preferred Stock redeemed pursuant to this paragraph 4(c)(6M) exceeds $56,911,745, it being understood that if such limitation becomes applicable, the Redemption Price payable to each holder of Series D Preferred Stock shall be reduced ratably based upon the relative number of shares owned by each of them, or (d) Series E Redemption Price for all shares of Series E Preferred Stock, (excluding the Series E Warrant Shares) redeemed pursuant to this paragraph 4(c)(6M) exceeds $15,060,516, it being understood that if such limitation becomes applicable, the Redemption Price payable to each holder of Series E Preferred Stock shall be reduced ratably based upon the relative number of shares owned by each of them, or (e) Series F Redemption Price for all shares of Series F Preferred Stock redeemed pursuant to this paragraph 4(c)(6M) exceeds $25,056,040, it being understood that if such limitation becomes applicable, the Redemption Price payable to each holder of Series F Preferred Stock shall be reduced ratably based upon the relative number of shares owned by each of them, or (f) Series G Redemption Price for all shares of Series G Preferred Stock redeemed pursuant to this paragraph 4(c)(6M) exceeds $18,233,539, it being understood that if such limitation becomes applicable, the Redemption Price payable to each holder of Series G Preferred Stock shall be reduced ratably based upon the relative number of shares owned by each of them.

              6N. REDEMPTION MECHANICS. At least 20 but not more than 30 days prior to each Redemption Date, written notice (the "Redemption Notice") shall be given by the Corporation by mail, postage prepaid, or by telex or facsimile transmission to non-U.S. residents, to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock notifying such holder of the redemption and specifying the Series A Redemption Price, the Series C Redemption Price, the Series D Redemption Price, the Series E Redemption Price, the Series F Redemption Price, the Series G Redemption Price, the Redemption Date and the place where said Series A Redemption Price, Series C Redemption Price, Series D Redemption Price, Series E Redemption Price, Series F Redemption Price and

Series G Redemption Price shall be payable. The Redemption Notice shall be addressed to each holder at his address as shown by the records of the Corporation. From and after the close of business on the Redemption Date, unless there shall have been a default in the payment of the Series A Redemption Price, Series C Redemption Price, Series D Redemption Price, Series E Redemption Price, Series F Redemption Price or Series G Redemption Price, all rights of holders of shares of Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, if redemption of the Series A Preferred Stock, and/or Series C Preferred Stock is requested (except the right to receive the Series A Redemption Price, the Series C Redemption Price, the Series D Redemption Price, the Series E Redemption Price, the Series F Redemption Price or the Series G Redemption Price, as the case may be), shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, if redemption of the Series A Preferred Stock and/or Series C Preferred Stock is requested, on any Redemption Date are insufficient to redeem the total number of outstanding shares of Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock to be redeemed on such Redemption Date, (1) the holders of shares of Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, first shall be paid ratably, any funds legally available for redemption of such shares according to the respective amounts which would be payable with respect to the full number of shares of Series B Preferred Stock, Series F Preferred Stock and Series G Preferred Stock owned by them and to be redeemed at such time if all such shares of Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock to be redeemed at such time by the Corporation were redeemed in full, and upon payment in full of all amounts payable on such Redemption Date to the holders of the Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, (2) the holders of shares of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall share ratably in any funds remaining legally available for redemption of such shares according to the respective amounts which would be payable with respect to the full number of shares owned by them and to be redeemed at such time if all such shares to be redeemed at such time by the Corporation were redeemed in full. The shares of Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

              6O. REDEEMED OR OTHERWISE ACQUIRED SHARES TO BE RETIRED. Any shares of Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E

Preferred Stock, Series F Preferred Stock and Series G Preferred Stock redeemed pursuant to this paragraph 4(c)(6) or any shares of capital stock otherwise acquired by the Corporation in any manner whatsoever shall be canceled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of the affected class or series of capital stock.


         7. SERIES E WARRANTS.

              7A. CLASS A WARRANTS. The holders of shares of Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall receive, on the date of the Second Closing (as defined in the Series E, F and G Purchase Agreement), warrants (the "Class A Warrants") to purchase shares of Series E Preferred Stock, or Common Stock if all shares of Series E Preferred Stock have been converted to Common Stock, to purchase an aggregate of three percent (3%) of the Corporation on a Fully-Diluted Basis (as hereinafter defined). The Class A Warrants shall become exercisable in the event that, for the fiscal year ended February, 1997 ("FY 1997"), (1) the Store Contribution (as hereinafter defined) is less than or equal to four and one quarter percent (4.25%) (the "1997 Store Contribution Percentage") of the Corporation's sales (excluding proceeds from real estate sale-lease back transactions), or (2) Administration Expense (as hereinafter defined) exceeds fourteen million five hundred thousand dollars ($14,500,000). For purposes of this paragraph 4(c)(7), "Store Contribution" shall mean the Corporation's sales (excluding proceeds from real estate sale-lease back transactions) less cost of sales, store payrolls, bonuses, employee fringe benefits, taxes, employee health insurance premiums and other expenses, advertising and store general and administrative expenses, PROVIDED, that cash reserves for store closings of up to one million dollars ($1,000,000) over any two-year period may be excluded from the calculation of Store Contribution if such reserves are approved by the vote of at least eighty percent (80%) of the Corporation's Board of Directors. For purposes of this paragraph 4(c)(7), "Administration Expense" shall mean the Corporation's corporate expense before pre-operating costs, PROVIDED, that if Store Contribution exceeds the 1997 Store Contribution Percentage, the excess of such amount shall be used to reduce Administration Expense for FY 1997, and if Store Contribution exceeds the 1998 Store Contribution Percentage (as hereinafter defined), the excess of such amount shall be used to reduce Administration Expense for FY 1998 (as hereinafter defined). For purposes of the Class A Warrants, Store Contribution and Administration Expense shall be calculated using the information reflected in the Corporation's audited financial statements for FY 1997 ("FY 1997 Audited Statements"). For purposes of this paragraph 4(c)(7), a "Fully-Diluted Basis" shall assume the exercise of all Options that have been granted by the Corporation and the conversion of all Convertible Securities then outstanding, whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, including the shares issuable upon the exercise of the Series E Warrants (as hereinafter defined) for which the calculation is being made but excluding the shares issuable upon the exercise of any other Series E Warrants, except as provided in paragraph 4(c)(7D)(3) below. In the event the Class A Warrants become exercisable, they shall become exercisable on the date on which the Corporation's FY


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

1997 Audited Statements are completed and issued by the independent certified public accountant performing the audit thereon. In the event there is a Sale of the Corporation before the end of FY 1997, no Class A Warrants shall become exercisable and the Class A Warrants shall be canceled and terminated. If the Class A Warrants become exercisable, they shall be exercisable until the earlier of (x) seven (7) years from the date the Class A Warrants become exercisable, or
(y) the time at which there is a Sale of the Corporation, or (z) the time at which there is an underwritten public offering of shares of Common Stock of the Corporation.

              7B. CLASS B WARRANTS. The holders of shares of Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall receive, on the date of the Second Closing (as defined in the Series E, F and G Purchase Agreement), warrants (the "Class B Warrants") to purchase shares of Series E Preferred Stock or Common Stock if all shares of Series E Preferred Stock have been converted to Common Stock, to purchase an aggregate of three percent (3%) of the Corporation on a Fully-Diluted Basis (as hereinafter defined). The Class B Warrants shall become exercisable in the event that, for the fiscal year ended February, 1998 ("FY 1998"), (i) the Store Contribution is less than or equal to six percent (6%) (the "1998 Store Contribution Percentage") of the Corporation's sales (excluding proceeds from real estate sale-lease back transactions), or (ii) Administration Expense exceeds twenty million dollars ($20,000,000). In the event there is an underwritten public offering of shares of the Common Stock of the Corporation or a Sale of the Corporation during FY 1997 or FY 1998, no Class B Warrants shall become exercisable and the Class B Warrants shall be canceled and terminated. For purposes of the Class B Warrants, Store Contribution and Administration Expense shall be calculated using the information reflected in the Corporation's audited financial statements for FY 1998 ("FY 1998 Audited Statements"). In the event the Class B Warrants become exercisable, they shall become exercisable on the date on which the Corporation's FY 1998 Audited Statements are completed and issued by the independent certified public accountants performing the audit thereon. If the Class B Warrants become exercisable, they shall be exercisable until the earlier of (x) seven (7) years from the date the Class B Warrants become exercisable, or
(y) the time at which there is a Sale of the Corporation, or (z) the time at which there is an underwritten public offering of shares of Common Stock of the Corporation.

              7C. CLASS C WARRANTS. The holders of shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall receive, on the date of the Second Closing (as defined in the Series E, F and G Purchase Agreement), warrants (the "Class C Warrants") to purchase shares of Series E Preferred Stock, or Common Stock if all shares of Series E Preferred Stock have been converted to Common Stock, to purchase up to an aggregate of fifteen percent (15%) of the Corporation on a Fully-Diluted Basis (as hereinafter defined). The Class C Warrants shall become exercisable in the event there is a Sale of the Corporation on or before February 1, 2001 and before an underwritten public offering of shares of Common Stock of the Corporation, in accordance with the following terms and conditions:

                    (1) If there is a Sale of the Corporation prior to June 1, 1997, in which the Equity Value (as hereinafter defined) is less than or equal to two hundred twenty million dollars ($220,000,000), the Class C Warrants shall become exercisable for an aggregate of (a) fifteen percent (15%) of the Corporation on a Fully-Diluted Basis if the Equity Value is less than or equal to one hundred eighty million dollars ($180,000,000), or (b) ten percent (10%) of the Corporation on a Fully-Diluted Basis if the Equity Value is between one hundred eighty million and one dollars ($180,000,001) and two hundred million dollars ($200,000,000), or (c) five percent (5%) of the Corporation on a Fully-Diluted Basis if the Equity Value is between two hundred million and one dollars ($200,000,001) and two hundred twenty million dollars ($220,000,000).
If the Equity Value in the event of a Sale of the Corporation prior to June 1, 1997 is greater than two hundred twenty million and one dollars ($220,000,001),then no Class C Warrants shall become exercisable and the Class
C Warrants shall be canceled and terminated.

                    (2) If there is a Sale of the Corporation on or after June 1, 1997 and prior to February 1, 2001, in which the Equity Value is less than or equal to two hundred fifty million dollars ($250,000,000), the Class C Warrants shall become exercisable for purchase an aggregate of (a) fifteen percent (15%) of the Corporation on a Fully-Diluted Basis if the Equity Value is less than or equal to two hundred ten million dollars ($210,000,000) or (b) ten percent (10%) of the Corporation on a Fully-Diluted Basis if the Equity Value is between two hundred ten million and one dollars ($210,000,001), and two hundred thirty million dollars ($230,000,000), or (c) five percent (5%) of the Corporation on a Fully-Diluted Basis if the Equity Value is between two hundred thirty million and one dollars ($230,000,001) and two hundred fifty million dollars $250,000,000). If the Equity Value in the event of a Sale of the Corporation on or after June 1, 1997 is greater than two hundred fifty million and one dollars ($250,000,001), then no Class C Warrants shall become exercisable and the Class C Warrants shall be canceled and terminated.

                    (3) For purposes of this provision, the term "Equity Value" shall mean the aggregate net proceeds from a Sale of the Corporation that are to be paid to the holders of all then-outstanding shares of Common Stock and Preferred Stock, without taking into consideration payments that would be made for shares of Series E Preferred Stock or Common Stock that would be issued upon the exercise of the Class C Warrants, with any consideration that is other than cash valued in accordance with paragraph 4(c)(3E) hereof.

                    (4) If there is an underwritten public offering of shares of Common Stock of the Corporation before any Class C Warrants become exercisable, or if there has been no Sale of the Corporation on or before February 1, 2001, no Class C Warrants shall become exercisable and the Class C Warrants shall be canceled and terminated.

                    (5) The Class C Warrants shall be exercisable at the time of the Sale of the Corporation and, if not exercised at such time, shall terminate.

              7D. OTHER TERMS OF SERIES E WARRANTS.

                    (1) The Class A Warrants, Class B Warrants and Class C Warrants shall collectively be referred to as the "Series E Warrants."

                    (2) The Series E Warrants shall be exercisable for a purchase price of one cent ($.01) per share of Series E Preferred Stock or Common Stock for which such warrants are exercised, and such exercise price of one Cent ($.01) per share shall be the original issue price of any shares of Series E Preferred Stock issued upon the exercise of the Series E Warrants (the "Series E Warrant Shares").

                    (3) The number of shares of stock for which the Class A Warrants are exercisable shall not be diluted if the Class B Warrants or Class C Warrants become exercisable, and the number of shares of stock for which the Class B Warrants are exercisable shall not be diluted if the Class C Warrants become exercisable. In the event Class B Warrants become exercisable at a time when Class A Warrants are exercisable and have not been exercised, the number of shares of Series E Preferred Stock or Common Stock, as the case may be, to be issued upon the exercise of the Class A Warrants shall be adjusted to ensure that the Class A Warrants, in the aggregate, are exercisable for three percent (3%) of the Corporation on a Fully-Diluted Basis assuming the exercise of the Class B Warrants. In the event Class C Warrants become exercisable at a time when Class A Warrants and/or Class B Warrants are exercisable and have not been exercised, the number of shares of Series E Preferred Stock or Common Stock, as the case may be, to be issued upon the exercise of the (a) Class A Warrants shall be adjusted to ensure that the Class A Warrants, in the aggregate, are exercisable for three percent (3%) of the Corporation on a Fully-Diluted Basis assuming the exercise of the Class C Warrants, and (b) Class B Warrants shall be adjusted to ensure that the Class B Warrants, in the aggregate, are exercisable for three percent (3%) of the Corporation on a Fully-Diluted Basis assuming the exercise of the Class C Warrants.

                    (3) Notwithstanding anything herein to the contrary, (i) Accruing Dividends for the Series E Warrant Shares shall be the same in all respects as Accruing Dividends on the shares of Series E Preferred Stock that are not Series E Warrant Shares, except that Accruing Dividends shall accrue dividends at the rate per annum of $.0008 per share in respect of the Series E Warrant Shares; (ii) Special Accruing Dividends for the Series E Warrant Shares shall be the same in all respects as Special Accruing Dividends on the shares of Series E Preferred Stock that are not Series E Warrant Shares, except that Special Accruing Dividends shall be calculated on the original issue price of $.01 per share in the case of the Series E Warrant Shares (calculated from the date of original issuance of the Series E Warrant Shares); (iii) the Series E Liquidation Preference Payment for each Series E Warrant Share shall be an amount equal to one cent ($.01) per share plus, in the case of each share, an amount equal to dividends (consisting only of Accruing Dividends) accrued but unpaid thereon, computed to the date payment thereof is made available; (iv) the Series E Conversion Price for each Series E Warrant Share shall be $.01 per share; (v) the Series E Redemption Price for each Series E Warrant Share shall be an amount equal to one cent ($.01) per share plus an amount equal to all dividends (including Accruing Dividends and Special Accruing Dividends) declared and paid thereon or otherwise deemed due thereon; and (vi) the Series E Target Return Price for the Series E Warrant Shares shall be calculated based on the original per share purchase price of $.01 per Series E Warrant Share.

              7E. ALLOCATION OF SERIES E WARRANTS TO HOLDERS OF PREFERRED
STOCK. The Class A Warrants and the Class B Warrants shall be allocated to the holders of the Series E Preferred Stock, the holders of the Series F Preferred Stock and holders of the Series G Preferred Stock pro rata, so that each holder of Series E Preferred Stock, Series F Preferred Stock and/or Series G Preferred Stock receives that portion of the Class A Warrants or Class B Warrants as the number of shares of Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock held by such holder bears to the total number of shares of Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock issued and outstanding at such time. The Class C Warrants shall be allocated to the C, D, E, F and G Preferred Holders pro rata, so that each C, D, E, F and G Preferred Holder receives that portion of the Class C Warrants as the liquidation preference payment amounts for the shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock held by such holder bear to the aggregate liquidation preference payment amounts for all Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and
Series G Preferred Stock issued and outstanding at such time.

         8. AMENDMENTS. Except where the vote or written consent of the holders of a greater number of shares of the Preferred Stock the Corporation is required by law or the Certificate of Incorporation, and except where the provisions of paragraph 4(c)(4G) apply, (1) no provision of the terms of the Series A Preferred Stock may be amended, modified or waived without the written consent or affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) in interest of the then outstanding shares of Series A Preferred Stock; (2) no provision of the terms of the Series C Preferred Stock may be amended, modified or waived without the written consent or affirmative vote of the holders of at least fifty-five percent (55%) in interest of the then outstanding shares of Series C Preferred Stock; (3) no provision of the terms of the Series D Preferred Stock may be amended, modified or waived without the written consent or affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) in interest of the then outstanding shares of Series D Preferred Stock; (4) no provision of the terms of the Series E Preferred Stock may be amended, modified or waived without the written consent or affirmative vote of the holders of at least a majority in interest of the then outstanding shares of Series E Preferred Stock; and (5) no provision of the terms of the Series F Preferred Stock may be amended, modified or waived without the written consent or affirmative vote of the holders of at least a majority in interest of the then outstanding shares of Series F Preferred
Stock; and (6) no provision of the terms of the Series G Preferred Stock may be amended, modified or waived without the written consent or affirmative vote of the holders of at least a majority in interest of the then outstanding shares of Series G Preferred Stock.

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



         9. DEFINITIONS. As used herein, the following terms shall have the following meanings

                    (1) The term "Reserved Employee Shares" shall mean (i) shares of Common Stock reserved by the Corporation from time to time for the exercise of options to purchase Common Stock granted to employees of the Corporation and (ii) purchases by employees of shares of Common Stock, not to exceed in the aggregate 2,800,000 shares on the date hereof (appropriately adjusted to reflect an event described in Section 4(c)(5F) hereof).

                    (2) "Series A Target Return Price" shall mean an amount equal to (i) the original per share purchase price of the Series A Preferred Stock, increased by (ii) thirty-seven and one-half percent (37.5%) per annum, compounded on an annual basis measured from the date of issuance to the date of calculation, pro-rated for any partial years, reduced by (iii) the per share amount of any dividends or other distributions on account of the Series A Preferred Stock ACTUALLY MADE prior to the date of calculation.

                    (3) "Series C Target Return Price" shall mean an amount equal to (i) the original per share purchase price of the Series C Preferred Stock, increased by (ii) thirty-seven and one-half percent (37.5%) per annum, compounded on an annual basis measured from the date of issuance to the date of calculation, pro-rated for any partial years, reduced by (iii) the per share amount of any dividends or other distributions on account of the Series C Preferred Stock ACTUALLY MADE prior to the date of calculation.

                    (4) "Series D Target Return Price" shall mean an amount equal to (i) the original per share purchase price of the Series D Preferred Stock, increased by (ii) thirty seven and one-half percent (37.5%) per annum, compounded on an annual basis measured from the date of issuance to the date of calculation, pro-rated for any partial years, reduced by (iii) the per share amount of any dividends or other distributions on account of the Series D Preferred Stock ACTUALLY MADE prior to the date of calculation.

                    (5) "Series E Target Return Price" shall mean an amount equal to (i) the original per share purchase price of the Series E Preferred Stock, increased by (il) thirty seven and one-half percent (37.5%) per annum, compounded on an annual basis measured from the date of issuance to the date of calculation, pro-rated for any partial years, reduced by (iii) the per share amount of any dividends or other distributions on account of the Series E Preferred Stock ACTUALLY MADE prior to the date of calculation.

                    (6) "Series F Target Return Price" shall mean an amount equal to (i) the original per share purchase price of the Series F Preferred Stock, increased by (ii) thirty seven and one-half percent (37.5%) per annum, compounded on an annual basis measured from the date of issuance to the date of calculation, pro-rated for any partial years, reduced by (iii) the per share amount of any dividends or other distributions on account of the Series F Preferred Stock ACTUALLY MADE prior to the date of calculation.

                    (7) "Series G Target Return Price" shall mean an amount equal to (i) the original per share purchase price of the Series G Preferred Stock, increased by (ii) thirty seven and one-half percent (37.5%) per annum, compounded on an annual basis measured from the date of issuance to the date of calculation, pro-rated for any partial years, reduced by (iii) the per share amount of any dividends or other distribution, on account of the Series G Preferred Stock ACTUALLY MADE prior to the date of calculation.

                    (8) "Series A Purchase Agreement" means that certain Series A Convertible Preferred Stock Purchase Agreement dated as of November 11, 1992, as amended, by and among the Corporation and certain investors named therein, and relating to the purchase and sale of up to an aggregate of 1,045,755 shares of Series A Preferred Stock.

                    (9) "Series D Purchase Agreement" means that certain Series D Convertible Preferred Stock Purchase Agreement dated as of December 16, 1994 by and among the Corporation and certain investors named therein and relating to the purchase and sale of up to an aggregate of 1,558,372 shares of Series D Preferred Stock.

                    (10) "Series E, F and G Purchase Agreement" means that certain Series E, F and G Convertible Preferred Stock Purchase Agreement of even date herewith by and among the Corporation and certain investors named therein and relating to the purchase and sale of up to an aggregate of 907,260 shares of Series E Preferred Stock, 1,509,400 shares of Series F Preferred Stock and 1,098,406 shares of Series G Preferred Stock.

                    (11) "DLJ Warrants" means the warrants dated December 16, 1994 issued to DLJ Capital Corporation and DLJ First ESC L.L.C. to purchase an aggregate of 40,000 shares of the Series C Preferred Stock or Common Stock for $14.50 per share, or any warrants issued in exchange therefor.

         (d) The voting power, preferences and rights (and the qualification, limitations or restrictions thereof) of the Common Stock are as follows:

              1. RELATIVE RIGHTS OF PREFERRED STOCK AND COMMON STOCK. All preferences, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock.

              2. VOTING RIGHTS. Except as otherwise required by law or this Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by him of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation.

              3. DIVIDENDS. Subject to the preferential rights of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the

Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

              4. DISSOLUTION. LIQUIDATION OR WINDING UP. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock and subject to the provisions of Paragraph 3 of the description of the terms of the Preferred Stock, holders of Common Stock shall he entitled, unless otherwise provided by law or this Certificate of Incorporation, to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock hold by them respectively.

              5. No holder of shares of the Corporation of any class shall be entitled as such, as a matter of right, to subscribe for, purchase, or receive any shares of the Corporation of any class, or any securities convertible into, exchangeable for, or carrying a right or option to purchase its shares of any class, whether now or hereafter authorized and whether issued, sold, or offered for sale by the Corporation for cash or other consideration or by way of dividend, split of shares, or otherwise.

     5. The name and mailing address of the incorporator are as follows:

        NAME               MAILING ADDRESS
        ----               ---------------

        Dean H. Cannon     Beveridge & Diamond, P.C.
                           1350 I Street, N.W.
                           Suite 700
                           Washington, D.C. 20005

     6. The Corporation is to have perpetual existence.

     7. The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

     8. The Corporation shall, to the fullest extent permitted by the provisions of section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shill inure to the benefit of the heirs, executors, and administrators of such a person.

     9. From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this
Article 9.

Signed on November 22, 1996.



                                            /s/ Dean H. Cannon, Incorporator
                                           ------------------------------------
                                           Dean H. Cannon, Incorporator

                                                         STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                     FILED 09:00 AM 04/26/1999
                                                        991163079 - 2687873







                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                     DICK'S CLOTHING & SPORTING GOODS, INC.



FIRST: That at a meeting of the Board of Directors of Dick's Clothing & Sporting Goods, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and directing the officers of the Corporation to obtain the written consents of the stockholders in accordance with Section 228 of the Delaware General Corporation law. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the Sections thereof numbered "1," "4(c)(5E)," "4(c)(6A)," "4(c)(7)," and "4(c)(9)(1)" so that, as amended, said Sections shall be read as follows:

1.       Section 1 of the Certificate is hereby amended to read as follows:

         1 .The name of the corporation (hereinafter called the "Corporation") is Dick's Sporting Goods, Inc.

2. Section 4(c)(5E) of the Certificate is hereby amended to read as follows:

                  5E. CERTAIN ISSUES OF COMMON STOCK AND SERIES E PREFERRED STOCK EXCEPTED. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price or the Series G Conversion Price in the case of the issuance of (i) shares of Common Stock issuable upon conversion of the Preferred Stock, (ii) Reserved Employee Shares (as defined in paragraph 4(c)(9)(1) hereof), (iii) shares of Series C Preferred Stock or Common Stock issuable upon exercise of the DLJ Warrants, (iv) the Series E Warrants or shares of Series E Preferred Stock or Common Stock issuable upon exercise of the Series E Warrants, or (v) the October 2000 Warrants or shares of Series E Preferred Stock or Common Stock issuable upon exercise of the October 2000 Warrants.

3. Section 4(c)(6A) of the Certificate is hereby amended to read as follows:

                  6A. MANDATORY REDEMPTION OF SERIES E PREFERRED STOCK. Subject to the limitations of applicable law: (i) on February 1, 2001 (the "First Redemption Date"), the Corporation shall redeem from each holder of shares of Series E Preferred Stock, one-third of the shares of Series E Preferred Stock held by such holder on the First Redemption Date; (ii) on February 1, 2002 (the "Second Redemption Date"), the Corporation shall redeem from each holder of shares of Series E Preferred Stock, one-half of the shares of Preferred Stock held by such holder on the Second Redemption Date; and (iii) on February 1, 2003 (the "Third Redemption Date"), the Corporation shall redeem from each holder of shares of Series E Preferred Stock, all remaining shares of Preferred Stock held by such holder on the Third Redemption Date. The First Redemption Date, the Second Redemption Date and the Third Redemption Date are collectively referred to as the "Redemption Dates". The redemption of all or any portion of the shares of Series E Preferred Stock to be redeemed by the Corporation pursuant to this paragraph 4(c)(6A) may be waived, and deferred for successive periods of one year with respect to each redemption offer, in whole or in part (such partial waiver to apply on a pro rata basis to all holders of shares of Series E Preferred Stock) by the consent of the holders of not less than a majority in interest of the then outstanding shares of Series E Preferred Stock. Such waiver shall be in writing and delivered to the Corporation before the date of such redemption.

4. Section 4(c)(7) of the Certificate is hereby amended to rename the Section "SERIES E WARRANTS AND OCTOBER 2000 WARRANTS" and to add at the end thereof the following:

                  7F. OCTOBER 2000 WARRANTS.

                          (1) The holders of shares of Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, and Series G Preferred Stock, as a group, shall have the right to receive, on October 1, 2000, Stock Warrants (the "October 2000 Warrants") to purchase an aggregate of Five Hundred Thousand (500,000) shares of Series E Preferred Stock, or Common Stock if all shares of Series E Preferred Stock have been converted to Common Stock, if, and only if, on or before September 30, 2000, (i) the Corporation shall not have completed an underwritten public offering of its Common Stock, or (ii) there has not been a Sale of the Corporation.

                          (2) The October 2000 Warrants shall be exercisable for a purchase price of one cent ($.01) per share of Series E Preferred Stock or Common Stock for which such warrants are exercised, and such exercise price of one cent ($.01) per share shall be the original issue price of any shares of Series E Preferred Stock issued upon the exercise of the Series E Warrants (the "October 2000 Warrant Shares").

                          (3) The October 2000 Warrants shall become exercisable on October 1, 2000 and shall expire on the earlier of (i) October 1, 2003, or (ii) the effective date of a Sale of the Corporation, or (iii) one (1) business day prior to the effective date of an underwritten public offering of shares of the Common Stock of the Corporation.

                          (4) Notwithstanding anything herein to the contrary,
         (i) Accruing Dividends for the October 2000 Warrant Shares shall be the same in all respects as Accruing Dividends on the shares of Series E Preferred Stock that are not October 2000 Warrant Shares, except that Accruing Dividends shall accrue at the rate per annum of $.0008 per share in respect of the October 2000 Warrant Shares; (ii) Special Accruing Dividends for the October 2000 Warrant Shares shall be the same in all respects as Special Accruing Dividends on the shares of Series E Preferred Stock that are not October 2000 Warrant Shares, except that Special Accruing Dividends shall be calculated on the original issue price of $.01 per share in the case of the October 2000 Warrant Shares (calculated from the date of original issuance of the October 2000 Warrant Shares); (iii) the Series E Liquidation Preference Payment for each October 2000 Warrant Share shall be an amount equal to one cent ($.01) per share plus, in the case of each share, an amount equal to dividends (consisting only of Accruing Dividends) accrued but unpaid thereon, computed to the date payment thereof is made available;
         (iv) the Series E Conversion Price for each October 2000 Warrant Share shall be $.01 per share; (v) the Series E Redemption Price for each October 2000 Warrant Share shall be an amount equal to one cent ($.01) per share plus an amount equal to all dividends (including Accruing Dividends and Special Accruing Dividends) declared and paid thereon or otherwise deemed due thereon; and (vi) the Series E Target Return Price for the October 2000 Warrant Shares shall be calculated based on the original per share purchase price of $.01 per Series E Warrant Share.

                          (5) The number of shares of stock for which the Series E Warrants are exercisable shall not be affected by the issuance or exercise of the October 2000 Warrants.

                  7G. ALLOCATION OF OCTOBER 2000 WARRANTS TO HOLDERS OF PREFERRED STOCK. The October 2000 Warrants shall be allocated to the holders of the Series A Preferred Stock, the holders of the Series C Preferred Stock, the holders of the Series D Preferred Stock, the holders of the Series E Preferred Stock, the holders of the Series F Preferred Stock and holders of the Series G Preferred Stock pro rata, so that each holder of Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and/or Series G Preferred Stock receives that portion of the October 2000 Warrants as the number of shares of Common Stock into which the Series A Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock held by such holder could be converted, bears to the total number of shares of Common Stock into which all issued and outstanding shares of Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock could be converted at such time.

5. Section 4(c)(9)(1) of the Certificate is hereby amended to read as follows:

                         (1) The term "Reserved Employee Shares" shall mean (i) shares of Common Stock reserved by the Corporation from time to time for the exercise of options to purchase Common Stock granted to employees and directors of the Corporation and (ii) purchases by employees and directors of shares of Common Stock, not to exceed in the aggregate 4,300,000 shares on the date hereof (appropriately adjusted to reflect an event described in Section 4(c)(5F) hereof).

SECOND: That thereafter, pursuant to resolution of its Board of Directors, consent of the stockholders of said Corporation was obtained in accordance with
Section 228 of the General Corporation Law of the State of Delaware in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said Corporation shall not be reduced under or by reason of said amendment.

                                              DICK'S CLOTHING & SPORTING
                                              GOODS, INC.


                                              BY: /s/ Michael F. Hines
                                                 -------------------------------
                                                      Michael F. Hines
                                                      Vice President and
                                                       Chief Financial Officer

                                              DATE:   April 21, 1999

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 06/02/1999
                                                          991220126 - 2687873





                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                          DICK'S SPORTING GOODS, INC.

FIRST: That at a meeting of the Board of Directors of Dick's Sporting Goods, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and directing the officers of the Corporation to obtain the written consents of the stockholders in accordance with Section 228 of the Delaware General Corporation law. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the Section thereof numbered "4(c)(6E)" so that, as amended, said Section shall be read as follows:

                  6E. MANDATORY REDEMPTION OF SERIES G PREFERRED STOCK. Subject to the limitations of applicable law: (i) on the First Redemption Date, the Corporation shall redeem from each holder of shares of Series G Preferred Stock, one-third of the shares of Series G Preferred Stock held by such holder on the First Redemption Date; (ii) on the Second Redemption Date, the Corporation shall redeem from each holder of shares of Series G Preferred Stock, one-half of the shares of Preferred Stock held by such holder on the Second Redemption Date; and (iii) on the Third Redemption Date, the Corporation shall redeem from each holder of shares of Series G Preferred Stock, all remaining shares of Preferred Stock held by such holder on the Third Redemption Date. The redemption of all or any portion of the shares of Series G Preferred Stock to be redeemed by the Corporation pursuant to this paragraph 4(c)(6E) may be waived, and deferred for successive periods of one year with respect to each redemption offer, in whole or in part (such partial waiver to apply on a pro rata basis to all holders of shares of Series G Preferred Stock) by the consent of the holders of not less than a majority in interest of the then outstanding shares of Series G Preferred Stock. Such waiver shall be in writing and delivered to the Corporation before the date of such redemption.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, consent ofthe stockholders of said Corporation was obtained in accordance with
Section 228 of the General Corporation Law of the State of Delaware in favor ofthe amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said Corporation shall not be reduced under or by reason of said amendment.

                                                DICK'S SPORTING GOODS, INC.


                                                By: /s/ Michael F. Hines
                                                   -----------------------------
                                                      Michael F Hines
                                                      Vice President and
                                                       Chief Financial Officer

                                  CERTIFICATE
                                       OF
                              RETIREMENT OF STOCK
                                       OF
                          DICK'S SPORTING GOODS, INC.



FIRST: That this Certificate of Retirement of Stock is filed by Dick's Sporting Goods, Inc.(the "Corporation") pursuant to Section 243(b) of the Delaware General Corporation Law.


SECOND: That Section 4(c)(5K) of the Certificate of Incorporation of the Corporation provides as follows:

                  "5K. NO REISSUANCE OF PREFERRED STOCK. Shares of Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued."

THIRD: That Section 4(c)(6O) of the Certificate of Incorporation of the Corporation provides as follows:

                  "6O. REDEEMED OR OTHERWISE ACQUIRED SHARES TO BE RETIRED. Any shares of Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock redeemed pursuant to this paragraph 4(c)(6) or any shares of capital stock otherwise acquired by the Corporation in any manner whatsoever shall be canceled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corp orate action as may be necessary to reduce accordingly the number of authorized shares of the affected class or series of capital."

FOURTH: That on June 9, 2000, all outstanding shares of Preferred Stock of the Corporation were converted into Common Stock of the Corporation in accordance with the Corporation's Certificate of Incorporation, consisting of an aggregate of 9,396,612 shares of preferred Stock, as follows:

             1,062,095 shares of Series A Convertible Preferred Stock 1,708,242 shares of Series B Convertible Preferred Stock 1,132,996 shares of Series C Convertible Preferred Stock 1,558,372 shares of Series D Convertible Preferred Stock 1,327,106 shares of Series E Convertible Preferred Stock 1,509,400 shares of Series F Convertible Preferred Stock 1,098,401 shares of Series G Convertible Preferred Stock

Upon such conversion, all such shares of previously issued and outstanding Preferred Stock were retired.



                                                          RECEIVED JAN 29 2002

FIFTH: That on June 9, 2000, immediately following the conversion to Common Stock of all outstanding shares of Preferred Stock of the Corporation, the Corporation repurchased from the holders an aggregate of 5,497,996 shares of Common Stock of the Corporation. All of such shares of previously issued and outstanding Common Stock were retired.

SIXTH: That pursuant to Section 243(b) of the Delaware General Corporation Law and Sections 4(c)(5K) and 4(c)(6O) of the Corporation's Certificate of Incorporation, the authorized shares of Preferred Stock and Common Stock that have been retired as set forth above shall be eliminated and the authorized shares of capital stock of the Corporation shall be as follows:

         The aggregate number of shares which the Corporation has the authority to issue is 14,502,004 shares of Common Stock with a par value of one cent ($.01) per share; and 3,120,159 shares of Preferred Stock with a par value of one cent ($.01) per share, of which 40,000 shares are designated as Series C Convertible Preferred Stock, 3,080,154 shares are designated as Series E Convertible Preferred Stock, and 5 shares are designated as Series G Convertible Preferred Stock.

This 25th day of January, 2002.


DICK'S SPORTING GOODS, INC.

By:  /s/ Lee Belitsky
    --------------------------------------------
    Lee Belitsky
    Vice President and Controller

Attest:

By:  /s/ Jeffrey R. Hennion
     -------------------------------------------
     Jeffrey R. Hennion
     Vice President, Treasurer & Asst. Secretary
















                                       2